Item 6.                        TIFFANY & CO. AND SUBSIDIARIES
EXHIBIT 11             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                         (Unaudited)
                            (in thousands, except per share data)

                                                               Three Months Ended                      Nine Months Ended
                                                           ---------------------------             --------------------------
                                                           Oct. 31,           Oct. 31,             Oct. 31,         Oct. 31,
                                                             1994               1993                 1994             1993
                                                           -------            --------             --------         ---------
PRIMARY EARNINGS PER SHARE:

Net income/(loss) on which primary
  earnings per share are based                             $  4,720           $  3,255             $ 10,046         $(28,258)
                                                           ========           ========             ========         ========

Weighted average number of shares on
  which primary earnings are based                           15,962             15,797               15,876           15,775
                                                           ========           ========             ========         ========

Primary net income/(loss) per
  common share                                             $   0.30           $   0.21             $   0.63         $  (1.79)
                                                           ========           ========             ========         ========

FULLY DILUTED EARNINGS PER SHARE:

Net income/(loss) on which primary
  earnings per share are based                             $  4,720           $  3,255             $ 10,046         $(28,258)

  Add:
    Interest and fees on convertible
    subordinated debt, net of
    applicable income taxes                                     428                461                1,416            1,383
                                                           --------           --------             --------         --------

Net income/(loss) on which fully diluted
  earnings per share are based                             $  5,148           $  3,716             $ 11,462         $(26,875)
                                                           ========           ========             ========         ========

Weighted average number of common
  shares used in calculating
  fully diluted earnings per share                           15,991             15,808               15,980           15,796

Shares assumed issued upon conversion
  of convertible debt, using
  "if converted" method                                         893                893                  893               893
                                                          ---------           --------             --------          --------

Weighted average number of shares
  used in calculating fully diluted
  earnings per share                                         16,884             16,701               16,873            16,689
                                                          =========           ========             ========          ========

Fully diluted net income/(loss) per
  common share                                            $    0.30           $   0.21             $   0.63          $  (1.79)
                                                          =========           ========             ========          ========



NOTE: In anticipation of the 6 3/8% Convertible Subordinated Debenture's dilutive effect in the fourth quarter, fully diluted earnings per share reflect the weighted average number of common shares outstanding under the "if converted" method which assumes conversion as of the bond issuance date of the Debentures. Since the "if converted" method had the effect of increasing fully diluted earnings per share (anti-dilutive) for the three and nine months ending October 31, 1994, primary earnings per share was used for financial statement presentation purposes.




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